Exhibit 10.4

SCHEDULE
to the
Master Agreement

dated as of 28 June 2007

between

(1)	HSBC USA Inc. (‘‘Party A’’); and

(2)	Turquoise Card Backed Securities plc (‘‘Party B’’).

Part 1. Termination Provisions

(a)	‘‘Specified Entity’’ means in relation to Party A for the purpose of: -

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

and in relation to Party B for the purpose of:-

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

(b)	‘‘Specified Transaction’’ will have the meaning specified in Section 14.

(c)	Events of Default. The following Events of Default shall apply in respect of the specified party:

		Party A	Party B
(i)	Section 5(a)(i), Failure to Pay or Deliver	Applicable	Applicable
(ii)	Section 5(a)(ii), Breach of Agreement	Applicable	Not Applicable
(iii)	Section 5(a)(iii), Credit Support Default	Applicable	Not Applicable
(iv)	Section 5(a)(iv), Misrepresentation	Applicable	Not Applicable
(v)	Section 5(a)(v), Default Under Specified Transaction	Not Applicable	Not Applicable
(vi)	Section 5(a)(vi), Cross Default	Not Applicable	Not Applicable
(vii)	Section 5(a)(vii), Bankruptcy	Applicable	Applicable
(viii)	Section 5(a)(viii), Merger Without Assumption	Applicable	Not Applicable

The elections made with respect to Party B in Part 1(c)(iii), (iv) and (vii) above are subject to the amendments made in Part 5(n) herein.

Termination Events.    The following Termination Events shall apply to the specified party, subject to any modifications set out in Part 5 herein.

		Party A	Party B
(i)	Section 5(b)(i), Illegality	Applicable	Applicable
(ix)	Section 5(b)(ii), Tax Event	Applicable	Applicable
(x)	Section 5(b)(iii), Tax Event Upon Merger	Applicable	Applicable
(xi)	Section 5(b)(iv), Credit Event Upon Merger	Not Applicable	Not Applicable

For the avoidance of doubt, if a Termination Event is stated as being applicable in respect of a party, then such party shall be the Affected Party or the Burdened Party (as the case may be) in respect of such Termination Event and each Transaction shall be an Affected Transaction. For the avoidance of doubt, if a Termination Event is stated as not being applicable in respect of a party, then such party will not be capable of being an Affected Party or a Burdened Party (as the case may be) in respect of such Termination Event.

(d)	The ‘‘Automatic Early Termination’’ provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purposes of Section 6(e) of this Agreement:-

(i)    Market Quotation will apply, subject to the provisions in Part 5(o) herein.

(ii)    The Second Method will apply.

(f)	‘‘Termination Currency’’ means U.S. Dollars.

(g)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event:

(ii)	Enforcement Notice. The Note Trustee delivers an Enforcement Notice pursuant to Condition 11 (Event of Default) of the Conditions.

(iii)	Ratings. Event. One or more of the events specified as constituting Additional Termination Events in Part 5(e)(iv) or Part 5(e)(v).

(xii)	Tax Representation. If the representation made by Party A in Part 5(i)(iii) of this Schedule is incorrect.

(xiii)	Modifications to Priority of Payments. Any modification to the Priority of Payments (as such term is defined in the Note Trust Deed) without the prior written consent of Party A which is materially prejudicial to Party A with respect to its position in the Priority of Payments, and the payment obligations in priority thereto or pari passu therewith as a Swap Counterparty.

For the purpose of the Additional Termination Events in Part 1(g)(i) and Part 1(g)(iv), Party B shall be the sole Affected Party.

For the purpose of the Additional Termination Events in Part 1(g)(ii) and Part 1(g)(iii), Party A shall be the sole Affected Party.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement and payments to be made pursuant to the ISDA Credit Support Annex to the Schedule) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee. Representations.

(i)	For the purpose of Section 3(f) of this Agreement, Party A makes the following representation:

It is a corporation incorporated under the laws of the State of Delaware and its US taxpayer identification number is 13-2764867. It is ‘‘exempt’’ within the meaning of U.S. Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

(ii)	For the purpose of Section 3(f) of this Agreement, Party B makes the following representations:

(a)	It is an entity treated as a corporation for United States federal income tax purposes organized and subsisting under the laws of the England and Wales;

(b)	No payment received or to be received by it under this Agreement will be effectively connected with the conduct by it of a trade or business within the United States; and

(c)	It is a ‘non-U.S. branch of a foreign person’ as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations, and it is a ’foreign person’ as that term is used in section 1.6041-4(a)(4) of the U.S. Treasury Regulations.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(c)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A	An executed Internal Revenue Service Form W-9.	Upon execution of this Agreement.
Party B	An executed Internal Revenue Service Form W-8BEN.	(i) Upon execution of this Agreement and (ii) promptly, upon reasonable demand by Party A.

(d)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Appropriate evidence of its signatory’s authority	On signing of this Agreement	Yes
Party A and Party B	A copy of the annual report for such party containing audited or certified financial statements for the most recently ended financial year	Upon request, as soon as publicly available	Yes
Party B	Legal opinion in form and substance satisfactory to Party A	On signing of the Agreement	No

Part 4. Miscellaneous

(e)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Addresses for notices or communications to Party A:

Address:	457 Fifth Avenue, New York, NY 10018, USA
Attention:	General Counsel
Facsimile No:	To be advised. Telephone No: To be advised.

Address for notices or communications to Party B:-

Address:	c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ United Kingdom
Attention:	The Directors
Facsimile No.:	+44 (0) 20 7614 1122
With a copy to:	Law Debenture Trust Company of New York
Address:	767 Third Avenue-31 st Floor, New York, New York 10017
Attention	Patrick Healy
Facsimile No.:	+1 212 750 1361

It being acknowledged by the parties that a failure to serve notice on the Law Debenture Trust Company of New York will not invalidate a notice effectively served on Party A or Party B, as the case may be.

(f)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: HSBC Bank plc

Address:	8 Canada Square, Canary Wharf, London, E14 4HQ
Attention:	Group Legal Department
Telephone No.:	+44 (0)20 7992 2025
Facsimile No.:	+44 (0)20 7991 4607

Party B appoints as its Process Agent: None.

(g)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(h)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party and shall enter into Transactions through its London office.

Party B is not a Multibranch Party.

(i)	Calculation Agent. The Calculation Agent is Party A except where (i) Party A is a Defaulting Party or (ii) Party A fails to perform, in the reasonable opinion of Party B, an obligation assumed by it as Calculation Agent for the purposes of any Transaction, in which case the Calculation Agent may be a third party selected by Party A and Party B acting reasonably.

(j)	Credit Support Document.

Details of any Credit Support Document:-

In respect of Party A, any Eligible Guarantee.

In respect of Party B, none.

(k)	Credit Support Provider.

Credit Support Provider means in relation to Party A, the guarantor under any Eligible Guarantee.

Credit Support Provider means in relation to Party B, none.

(l)	Governing Law. This Agreement and each Confirmation will be governed by and construed in accordance with English law.

(m)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement.

(n)	‘‘Affiliate’’ will have the meaning specified in Section 14 of this Agreement, provided that for the purposes of Section 3(c) Party A shall be deemed to have no Affiliates.

Part 5. Other Provisions

(o)	No Set-Off

(iv)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 6.

(v)	Section 6(e) shall be amended by the deletion of the following sentence at the end of the first paragraph thereof: ‘‘The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.’’

(p)	Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Note Trustee (or any successor thereto) pursuant to and in accordance with the Note Trust Deed and Note Trust Deed Supplement and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Note Trustee shall not be liable for any of the obligations of Party B hereunder.

(q)	Amendment to Failure to Pay

(i)	Subject to (ii) below Section 5(a)(i) (Failure to Pay or Deliver) shall not be applicable with respect to a failure by Party B to pay such proportion of a Party B Floating Rate Amount (for any Party B Floating Rate Payment Date) which exceeds the Class A Monthly Distribution Amount which is available to be applied in payment of such Party B Floating Rate Amount in accordance with the terms and conditions of the Notes.

(ii)	For the avoidance of doubt, a failure by Party B to pay the Party B Initial Exchange Amount, and/or any interim exchange amount (in the event that an amount equal to the Party B Redemption Amount is payable by Party B pursuant to the terms of a confirmation hereunder) and/or the Party B Final Exchange Amount shall constitute a Failure to Pay or Deliver pursuant to Section 5(a)(i) of the Agreement.

(r)	Additional Event of Default

Section 5(a) of this Agreement is hereby amended by the addition of the following event as Section 5(a)(ix) of this Agreement:

If Party A fails to comply with its obligations pursuant to Clause 4(a) of the Disclosure Agreement.

(s)	Ratings Events

(iii)	In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as A-1+ by S&P (an ‘‘Initial S&P Rating Event’’), then Party A will, within 30 days of the occurrence of such Initial S&P Rating Event, at its own cost either:

(A)	transfer collateral pursuant to the provisions of a 1995 ISDA Credit Support Annex (Bilateral Form-Transfer) entered into between Party A and Party B on the date hereof and annexed to this Agreement (the ‘‘Credit Support Annex’’) provided that, such posting of collateral shall be subject to the following:

(aa)	if required by S&P at the time of such posting, Party A obtaining legal opinions satisfactory to S&P in relation to such posting; and

(bb)	if the (x) long-term, unsecured and unsubordinated debt obligations of Party A (or its successor), or any Credit Support Provider from time to time in respect of Party A, cease to be rated at least as high as BBB+ by S&P or (y) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as A-2, Party A obtaining an external verification of its valuation of the transactions under the Credit Support Annex on a monthly basis provided that;

(1)	the valuation may only be obtained from the same entity up to four times in any twelve month period;

(2)	Party B’s Exposure (as defined in the Credit Support Annex), for the purposes of posting collateral in accordance with the Credit Support Annex, shall be deemed to be equal to the highest of the two independent third party valuation bids and the amount calculated in accordance with the Credit Support Annex; and

(3)	Party A shall provide S&P with the two monthly independent third party valuations and its calculations pursuant to paragraph 3(b) of the Credit Support Annex in relation to the day on which the monthly independent third party valuations are obtained; or

(B)	subject to Part 5(t), transfer all of its rights and obligations with respect to this Agreement to a replacement third party whose short-term unsecured and unsubordinated debt obligations are rated at least A-1+ (or its equivalent) by S&P or such other rating as is commensurate with the rating assigned to the relevant Series of Notes by S&P from time to time; or

(C)	procure another person to become co-obligor or guarantor in respect of the obligations of Party A with respect to this Agreement, whose short-term, unsecured or unsubordinated debt obligations are rated at least A-1+ by S&P or such other rating as is commensurate with the rating assigned to the relevant Series of Notes by S&P from time to time; or

(D)	take such other action as Party A may agree with S&P as will result in the rating of the relevant Series of Notes by S&P following the taking of such action being maintained at, or restored to, the level it was at immediately prior to such Initial S&P Rating Event.

If any of Part 5(e)(i)(B), (C) or (D) above are satisfied at any time, Party A will not be required to transfer any additional collateral in respect of such Initial S&P Rating Event.

(ii)	In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as BBB− by S&P and, as a result of such cessation, the then current rating of the relevant Series of Notes may in the reasonable opinion of S&P be downgraded or placed under review for possible downgrade (such event, a ‘‘Subsequent S&P Rating Event’’), then Party A will:

(A)	at its own cost and expense, take the action set out in Part 5(e)(i)(B), (C) or (D) above within 10 days of the occurrence of such Subsequent S&P Rating Event; and

(B)	if, at the time such Subsequent S&P Rating Event occurs, Party A has provided collateral pursuant to a mark-to-market collateral arrangement put in place pursuant to Part 5(e)(i)(A) above following an Initial S&P Rating Event, continue to post collateral notwithstanding the occurrence of such Subsequent S&P Rating Event until such time as any action set out in Part 5(e)(ii)(A) above has been taken.

If the action set out in Part 5(e)(ii)(A) above is taken at any time, Party A will not be required to transfer any additional collateral in respect of such Subsequent S&P Rating Event.

(iv)	Actions on Moody’s Second Trigger Rating Downgrade

Upon the occurrence of a Moody’s Second Trigger Rating Downgrade, Party A shall use commercially reasonable efforts either to, as soon as reasonably practicable:

(C)	procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, which Eligible Guarantee is provided by a guarantor with the Moody’s Second Trigger Required Ratings; or

(D)	effect a transfer of all of Party A’s obligations hereunder in accordance with Part 5(t) below.

(v)	Additional Termination Event.

Each of the following shall constitute an Additional Termination Event with Party A as Affected Party:

(A)	First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (A) no Moody’s Second Trigger Downgrade has occurred and is continuing or (B) a Moody’s Second Trigger Downgrade has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade first occurred; and

(B)	Second Rating Trigger Replacement. (A) A Moody’s Second Trigger Downgrade has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody’s Second Trigger Downgrade first occurred and (B) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) in Part 5(o) (Calculations) below apply) and which remains capable of becoming legally binding upon acceptance.

(vi)	(A) If Party A does not take any of the measures described in Part 5(e)(i) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the thirtieth day following the Initial S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(B)	If, at the time a Subsequent S&P Rating Event occurs, Party A has provided collateral pursuant to a mark-to-market collateral arrangement put in place pursuant to Part 5(e)(i)(A) above and fails to continue to post collateral pending compliance with Part 5(e)(ii)(A) or (B) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the later of the tenth day following such Subsequent S&P Rating Event and the thirtieth day following the Initial S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions. Further, an Additional Termination Event with respect to Party A shall be deemed to have occurred if, even if Party A continues to post collateral as required by Part 5(e)(ii) above, and notwithstanding Section 5(a)(ii), Party A does not take the action described in Part 5(e)(ii)(A) or (B) above. Such Additional Termination Event will be deemed to have occurred on the tenth day following the Subsequent S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(C)	Notwithstanding any other provision of this Agreement, an Event of Default will occur, with Party A as the Defaulting Party, in the event that (i) on any Valuation Date, a Moody’s Second Trigger Downgrade has occurred and is continuing, the Transferor’s Minimum Transfer Amount is equal to or greater than zero and Party A fails to post sufficient collateral to ensure that the Delivery Amount calculated under Paragraph 11(b)(i)(A)(1) of the Credit Support Annex is no greater than zero and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(t)	Additional Representations

Section 3 is amended by the addition at the end thereof of the following additional representations (provided that the representations in Sections 3(h) and 3(i) will be made by Party A only):

‘‘(g)	No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person.

(h)	Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.’’

(u)	Recording of Conversations

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement.

(v)	Relationship between the Parties

The Agreement is amended by the insertion after Section 14 of an additional Section 15, reading in its entirety as follows:

‘‘15.    Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)	Non Reliance. It is acting for its own account, and it has made its own decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii)	Assessment and Understanding. It is capable of assessing the merits of and understanding (through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.’’

(w)	Tax

(vii)	No Gross Up. Neither Party A nor Party B will in any circumstances be required to pay additional amounts in respect of any Indemnifiable Tax or be under any obligation to pay to the other any amount in respect of any liability of such other for or on account of any Tax and, accordingly, Section 2(d)(i)(4) shall not apply.

(iii)	Reduction of amounts payable by Party A. If any Tax shall be deducted, accounted for, or suffered on a payment due by Party B any payments to be made by Party B hereunder shall be net of the amount of any Tax so withheld, accounted for, deducted or suffered and Party A’s payment obligations shall be reduced in proportion to the amount by which the payments to be made by Party B are so reduced. If any Tax shall be deducted, accounted for, or suffered on a payment due by Party A any payments to be made by Party A hereunder shall be made net of the amount of any taxes so withheld, accounted for, deducted or suffered and the payment obligations of Party B shall remain the same.

(viii)	Party A represents to Party B at all times until the termination of this Agreement that at least one of the following representations is correct:

(A)	it is resident in the United Kingdom for United Kingdom tax purposes; or

(B)	it is party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency (as that expression is construed for the purposes of paragraph 31(6)(a) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time); or

(C)	it is resident in a jurisdiction that has a double taxation convention or treaty with the United Kingdom which has effect by virtue of section 788 of the Income and Corporation Taxes Act 1988 and under which provision, whether for relief or otherwise, in relation to interest (as defined in the relevant treaty or convention) is made (as that expression is construed for the purposes of paragraph 31(7) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time).’’

(x)	Amendments to Section 6(b)

The following amendments shall apply in respect of Section 6(b)(i), 6(b)(ii), 6(b)(iii) and 6(b)(iv) only if a Tax Event occurs or a Tax Event Upon Merger occurs and the Affected Party wishes to designate an Early Termination Date under Section 6(b)(iv):

(ix)	Section 6(b)(i) is hereby amended by replacing the words ‘‘an Affected Party’’ in the first line thereof with ‘‘Party A’’

(iv)	Section 6(b)(ii) of this Agreement is hereby amended by (A) deleting the words ‘‘or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party’’ and (B) replacing the words ‘‘the Affected Party’’ appearing before the word ‘‘will’’ in the third line thereof with the words ‘‘Party A’’ and by replacing the word ‘‘its’’ in the third line thereof with the word ‘‘the Affected Party’s’’ and by replacing the words ‘‘the Affected Party’’ in the first line of the second paragraph thereof with the words ‘‘Party A’’.

(x)	Section 6(b)(iii) is hereby amended by deleting the words ‘‘to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.’’ and replacing them with the words ‘‘to effect a transfer under Section 6(b)(ii) after notice is given under Section 6(b)(i).’’

(xi)	Section 6(b)(iv)(1) is amended by inserting the words ‘‘Party A’’ in place of ‘‘an’’ at the end of the second line thereof and deleting the words ‘‘Affected Party’’ in the third line thereof.

(y)	Amendment to Tax Event

Section 5(b)(ii) shall be amended by the insertion of ‘‘or payments to be made pursuant to Paragraph 5(c)(ii) of the Credit Support Annex to the Agreement’’ after ‘‘6(e)’’ on the seventh line of the paragraph and after ‘‘6(e)’’ on the ninth line of the paragraph.

(z)	Condition Precedent

Section 2(a)(iii) shall be amended by the deletion of the words ‘‘a Potential Event of Default’’ in respect of obligations of Party A only.

(aa)	Representations

Section 3(b) shall be amended by the deletion of the words ‘‘or Potential Event of Default’’ in respect of the representation given by Party B only.

(bb)	Amendments to the Master Agreement

(v)	Bankruptcy.

(D)	With respect to Party B, Section 5(a)(vii) shall be amended as follows:

(1)	Sub-sections (2), (7) and (9) shall be deleted;

(2)	Section 5(a)(vii)(3) will not apply in respect of Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Note Trust Deed and Note Trust Deed Supplement;

(3)	Sub-section (4) shall be amended by the insertion of the words ‘‘other than any proceedings instituted or petitions presented by Party A or any Affiliates of Party A’’ after the words ‘‘presented against it’’ in line 8; and

(4)	Sub-section (6) shall be amended by the deletion of the words ‘‘seeks or’’.

(E)	Sub-section (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents entered into by Party B or (ii) any appointment to which Party B has not become subject.

(F)	Sub-section (8) shall not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(3),(4),(6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B).

(xii)	Tax Event Upon Merger. Section 5(b)(iii) shall apply provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(xiii)	Event of Default. Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) at least 30 Local Business Days have elapsed since the occurrence of a Moody’s Second Trigger Rating Downgrade and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(xiv)	Misrepresentation. With respect to Party B, Section 5(a)(iv) shall not apply other than with respect to representations made by Party B pursuant to Section 3(a).

(xv)	Credit Support Default. With respect to Party B, Section 5(a)(iii) will not apply except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 2(b) of the Credit Support Annex provided that Party A shall notify Party B of Party B’s failure to perform such obligations and Party A shall only be entitled to designate an Early Termination Date in respect of such Event of Default no earlier than 3 Local Business Days following such notification.

(cc)	Calculations

Notwithstanding Section 6 of this Agreement, if an Early Termination Date is designated at a time when Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vii) below shall apply:

(vi)	The definition of ‘‘Market Quotation’’ shall be deleted in its entirety and replaced with the following:

‘‘‘‘Market Quotation’’ means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the ‘‘Replacement Transaction’’) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties (and taking into account any existing Credit Support Document with respect to the obligations of the parties) under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included, (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B; and (5) obtained by either Party A or Party B.’’

(xvi)	The definition of ‘‘Settlement Amount’’ shall be deleted in its entirety and replaced with the following:

‘‘‘‘Settlement Amount’’ means, with respect to any Early Termination Date:

(a)	if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.’’

(xvii)	In determining whether or not a Firm Offer satisfies the condition in sub-paragraph (4) of Market Quotation, Party B shall act in a commercially reasonable manner.

(xviii)	Party A may, in its sole discretion, elect to obtain one or more Market Quotations. If Party B requests Party A in writing to obtain a Market Quotation, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(xix)	Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the Local Business Day following the Local Business Day upon which notice of the amount payable is given to Party A.

(xx)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

‘‘Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).’’

(xxi)	In the event that the Settlement Amount is determined based on Party B’s Loss pursuant to Part 5(o)(ii)(b) above, the definition of ‘‘Loss’’ in Section 14 of the Agreement shall be amended by the insertion of the word ‘‘commercially’’ before the word ‘‘reasonably’’ appearing in line 2.

(dd)	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

(ee)	Change of Account

Section 2(b) of the Agreement is hereby amended by the addition of the following at the end thereof:

‘‘; provided that such new account shall be in the same legal and tax jurisdiction as the original account and such new account, in the case of Party A and Party B, is held with a financial institution with a short term unsecured, unsubordinated and unguaranteed debt obligation rating by S&P of at least A-1+.’’

(ff)	Payments to Principal Paying Agent

(vii)	Party A agrees that in the event that Party B provides a written instruction to Party A requesting that Party A should pay to HSBC Bank plc (in its capacity as Principal Paying Agent pursuant to the Agency Agreement) amounts which Party A would otherwise be required to pay Party B pursuant to this Agreement, then subject to (ii) below, Party A agrees to make such payments to the Principal Paying Agent; and

(viii)	Party B acknowledges that, following receipt by Party A of a written instruction from Party B, as referred to in (i) above, Party A’s payments to the Principal Paying Agent shall discharge in full any obligations which Party A may have to make payments to Party B hereunder.

(gg)	Note Trust Deed Supplement

Party B undertakes that its obligations to Party A pursuant to this Agreement shall at all times be secured by the Note Trust Deed Supplement.

(hh)	Transfer

Section 7 of the Agreement is hereby deleted and replaced by the following:

‘‘Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party (save to the extent contemplated pursuant to the Note Trust Deed) without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed except that:-

(a)	a party may transfer its rights and obligations under this Agreement and each Transaction, in whole, but not in part of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement) provided that in the case of a transfer by Party A, such other entity is an Eligible Replacement and either its short-term, unsecured and unsubordinated debt obligations are rated not less than ‘‘A-1+’’ by S&P, or such transferee’s obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than ‘‘A-1+’’ by S&P;

(b)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

(c)	in addition to, and not in lieu of, the preceding transfer rights, Party A may (subject to fulfilment of the requirements set out below), transfer its rights and obligations under this Agreement and each Transaction, in whole, but not in part to any third party provided that: (i) such transferee is an Eligible Replacement and either its short-term, unsecured and unsubordinated debt obligations are rated not less than ‘‘A-1+’’ by S&P, or such transferee’s obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than ‘‘A-1+’’ by S&P (ii) as of the date of the transfer, the transferee can make payment to Party B under the Agreement free of any deduction or withholding on account of any Tax (unless it is obliged to make additional payments in respect of any Tax under Section 2(d)(i)(4)) and (iii) the terms and conditions of this Agreement remain unaltered by the transfer, save for party names, dates relevant to the effective date of such transfer, tax representations and other representations regarding the status of the transferee and notice information and account details. Where such conditions to transfer as stated in (i) and (ii) above are satisfied, the transfer may only however be effected if (judged at the time of such transfer), an Event of Default or a Termination Event will not occur as a result of such transfer and no additional amount will be payable by Party B to Party A or the transferee as a result of such transfer on the next scheduled payment date and in the case where the transfer is made by Party A to an entity incorporated in a jurisdiction which is not the same legal jurisdiction as Party A, Party A shall provide a legal opinion confirming that the proposed transfer will not cause an Illegality to arise under this Agreement. With respect to the circumstances described in clause (ii) of this paragraph (c) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such circumstances will not occur upon or after the proposed transfer.

Party A will notify each of Party B, the Trustee and each Rating Agency not later than five Business Days prior to any transfer by it pursuant to this Section 7, together with details of the identity of the intended transferee and proposed transfer date.

Any purported transfer that is not in compliance with this Section 7 will be void.’’

(ii)	Non-petition

Party A hereby agrees that it shall comply with the provisions of clause 7 and clause 8 of the Master Framework Agreement.

(jj)	Scope of Agreement

The parties hereto hereby agree that this Agreement relates solely to Transactions in respect of the Series 2007-1 Notes, which Transactions have been or will be entered into between Party A and Party B.

(kk)	Additional Definitions

‘‘Agency Agreement’’ means the agency agreement relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B, Law Debenture Trust Company of New York and others.

‘‘Class [•] Notes’’ means USD [•] Series 2007-1 Class [•] Notes issued by Party B under the Programme.

‘‘Class A Confirmation’’ means the confirmation dated 28 June 2007 between Party A and Party B documenting the swap transaction to which this agreement relates.

‘‘Class A Monthly Distribution Amount’’ shall bear the meaning given to it in the supplement dated 28 June 2007 to the receivables trust deed and servicing agreement dated 23 May 2006 between Turquoise Receivables Trustee Limited, Turquoise Funding 1 Limited and others relating to Series 2007-1.

‘‘Class B Notes’’ means USD 27,500,000 Series 2007-1 Class B Notes issued by Party B under the Programme.

‘‘Class C Notes’’ means USD 32,500,000 Series 2007-1 Class C Notes issued by Party B under the Programme.

‘‘Conditions’’ means the terms and conditions (each a ‘‘Condition’’) of the Notes as set out in the base prospectus dated 30 October 2006 in respect of the Programme.

‘‘Disclosure Agreement’’ means a disclosure agreement dated 15 November 2006 between Party A, Party B and others.

‘‘Eligible Guarantee’’ means an unconditional, irrevocable and upon first demand guarantee where either (A) a law firm has given a legal opinion confirming that as of the date of that opinion none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax in the jurisdiction of the guarantor and such opinion has been delivered to Moody’s, (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax in the jurisdiction of the guarantor, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

‘‘Eligible Replacement’’ means an entity who could lawfully perform the obligations owing to Party B under this Agreement (or its replacement, as applicable) (A) with the Moody’s First Trigger Required

Ratings and/or the Moody’s Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings. Provided that no entity shall be an Eligible Replacement unless (A) such entity is resident for tax purposes in the same jurisdiction as Party A or B (i) a legal opinion is given by a law firm confirming that none of Party B’s payments under this Agreement or its replacement (as applicable) to such entity will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody’s and (ii) a legal opinion is given by a law firm confirming that none of such entity’s payments under this Agreement or its replacement (as applicable) to Party B will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody’s.

‘‘Enforcement Notice’’ shall bear the meaning given to it in the Conditions.

‘‘Firm Offer’’ means an offer which, when made, was capable of becoming legally binding upon acceptance.

‘‘Local Business Day’’ means for the purpose of Part 5(e), Part 5(o) and Part 5(p) a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York.

‘‘Master Framework Agreement’’ means the Issuer Master Framework Agreement relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B, Law Debenture Trust Company of New York and others.

‘‘Moody’s’’ means Moody’s Investors Service Inc. and includes any successors thereto.

‘‘Moody’s First Trigger Rating Downgrade’’ means no Relevant Entity has the Moody’s First Trigger Required Ratings.

‘‘Moody’s First Trigger Required Ratings’’ means (A) where an entity is the subject of a Moody’s Short-term Rating, if such rating is ‘‘Prime-1’’ and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated ‘‘A2’’ or above by Moody’s and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated ‘‘A1’’ or above by Moody’s and (C) all such ratings have been published by Moody’s.

‘‘Moody’s Required Ratings’’ means Moody’s Second Trigger Required Ratings.

‘‘Moody’s Second Trigger Rating Downgrade’’ means no Relevant Entity has the Moody’s Second Trigger Required Ratings.

‘‘Moody’s Second Trigger Required Ratings’’ means (A) where an entity is the subject of a Moody’s short-term rating, if such rating is ‘‘Prime-2’’ or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated ‘‘A3’’ or above by Moody’s and (B) where such entity is not the subject of a Moody’s short-term rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated ‘‘A3’’ or above by Moody’s and (C) all such ratings have been published by Moody’s.

‘‘Moody’s Short-term Rating’’ means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

‘‘Notes’’ means the relevant class or sub class of notes to which this agreement relates, as identified in the Class A Confirmation.

‘‘Note Trust Deed’’ means the note trust deed relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B and Law Debenture Trust Company of New York.

‘‘Note Trust Deed Supplement’’ means the note trust deed supplement supplemental to the Note Trust Deed dated 22 November 2006 between, Party A, Party B and others.

‘‘Note Trustee’’ shall bear the meaning given to it the Note Trust Deed.

‘‘Party B Floating Rate Amount’’ shall bear the meaning given in the Class A Confirmation.

‘‘Party B Floating Rate Payment Date’’ shall bear the meaning given in the Class A Confirmation.

‘‘Party B Initial Exchange Amount’’ shall bear the meaning given in the Class A Confirmation.

‘‘Party B Final Exchange Amount’’ shall bear the meaning given in the Class A Confirmation.

‘‘Principal Paying Agent’’ means HSBC Bank plc in its capacity as principal paying agent pursuant to the Agency Agreement.

‘‘Programme’’ means the $10,000,000,000 Turquoise Card Backed Securities Medium Term Note Programme.

‘‘Quotation’’ means a Firm Offer which complies with the criteria specified in sub-paragraphs (1) to (5) above in the definition of ‘‘Market Quotation’’.

‘‘Rating Agencies’’ means S&P and Moody’s (each a ‘‘Rating Agency’’).

‘‘Rating Agencies Confirmation’’ means, with respect to any specified action, determination or event, receipt of written confirmation the Rating Agencies, for so long as any Notes are outstanding and rated by the Rating Agencies, that such action, determination or event will not result in the reduction or withdrawal of its then-current rating of the Notes.

‘‘Relevant Entities’’ means Party A or any guarantor (each a ‘‘Relevant Entity’’) under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

‘‘S&P’’ means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

‘‘Series’’ means, with respect to the Notes, a series of Notes with the same terms and conditions issued in accordance with the base prospectus dated 30 October 2006 in respect of the Programme.

‘‘Series 2007-1 Notes’’ means [•]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorised officers as of the date hereof.

HSBC USA Inc. (as Party A)	Turquoise Card Backed Securities plc (as Party B)
Signature:	Signature:
Date:	Date: